Five Oaks Investment Corp. Reports Fourth Quarter and Full Year 2013 Financial Results

Tangible Benefits of Capital Reallocation Towards Credit

NEW YORK, March 11, 2014 /PRNewswire/ -- Five Oaks Investment Corp. (NYSE: OAKS) ("Five Oaks" or "the Company") today announced its financial results for the quarter and the year ended December 31, 2013.

Quarterly Highlights

  Reported net income per common share of $1.45 for the quarter ended December 31, 2013 and $0.52 for the year ended December 31, 2013.
  Reported Book Value of $12.97 per share on a basic and diluted basis at December 31, 2013.
  Continued to increase our allocation to Non-Agency RMBS, while further reducing 30-year fixed Agency RMBS in favor of hybrid ARMs. Over 60% of our equity now allocated to credit.
  Raised additional equity capital through the sale of 8.75% Series A Preferred Stock, raising $18.1 million net of offering expenses in 2013, and another $2.8 million net of expenses upon subsequent exercise of the underwriters' over-allotment option post year-end.
  Poised to commence executing on our residential mortgage whole loan strategy through Five Oaks Acquisition Corp. On February 25, 2014, we signed a $125 million warehouse line of credit to finance the purchase of whole loans.
  Declared a monthly dividend of $0.125 per share for January, February and March 2014.

Management Observations

David Carroll, Five Oaks' Chairman and CEO commented: "After the significant market volatility of the second and early third quarters, in the fourth quarter we saw the benefits of our ongoing transition to credit, and Five Oaks ended the year on a strong note. Non-Agency RMBS prices rallied during the quarter, and we had increased our hedge ratio going into year-end, together contributing to a year-end book value per share of $12.97 - up 4.8% from September 30, 2013. Management believes the Company's investment portfolio is well positioned entering 2014. Non-Agency RMBS represented almost 30% of our total RMBS assets at year-end 2013, which means that over 60% of our equity is now allocated to credit, while close to half of our Agency RMBS exposure is now in hybrid-ARMs, which are less rate sensitive than 30-year fixed-rate Agencies.

"In December 2013, we issued preferred stock, raising net proceeds of $20.9 million including the subsequent green shoe, and in February 2014 we followed this with a common stock issuance, raising total net proceeds of $35.1 million to further build out the Company's business. With the benefit of our additional equity capital and the work we have undertaken over the latter half of 2013, we anticipate tangible progress in the near term on both our Multi-Family MBS and residential whole-loan initiatives. We believe both businesses offer what we see as attractive yields, limited rate sensitivity and compelling credit quality, consistent with a strategy of developing a credit-focused, operating company model producing long-term benefits for our franchise value."

Fourth Quarter 2013 Operating Results

For the quarter ended December 31, 2013, the Company reported net income attributable to common stockholders of $10.7 million, or $1.45 per basic and diluted share. Having completed our IPO and concurrent private placement at the end of March 2013, the comparability of our fourth quarter 2013 results with the fourth quarter of 2012 is materially affected. Besides net interest income of $3.4 million for the fourth quarter, the main driver of the result was net other income of $8.9 million, which was positively impacted by an increase in the fair value of both our Non-Agency RMBS and our interest rate derivatives. Unrealized gain and net interest income on Linked Transactions totaled $5.7 million and unrealized gains on interest rate hedges were $4.1 million, partially offset by realized losses on interest rate hedges and sale of investments of $0.9 million. Our total expenses for the fourth quarter were $1.5 million, comparable to the third quarter and consistent with the increase in our stockholders' equity following the common stock offerings at the end of March 2013.

Stockholders' Equity and Book Value Per Share

As of December 31, 2013, our stockholders' equity was $113.9 million, and our book value per common share was $12.97 on a basic and fully diluted basis. This represents a 4.8% increase in book value per common share of $12.38 as of September 30, 2013, primarily due to an increase in the fair value of both our Non-Agency RMBS and our interest rate derivatives.

Investment Portfolio

The following table summarizes certain characteristics of our investment portfolio as of December 31, 2013 on a non-GAAP combined basis (which reflects the inclusion of the Non-Agency RMBS underlying our Linked Transactions combined with our GAAP-reported RMBS):

$ in thousands	Principal Balance	Unamortized Premium (Discount)	Designated Credit Reserve	Amortized Cost	Unrealized Gain/ (Loss)	Fair Value	Net Weighted Average Coupon(1)	Average Yield(2)
Agency RMBS
15 year fixed-rate	$3,060	$75	$-	$3,135	$(98)	$3,037	2.50%	1.99%
30 year fixed-rate	209,895	12,430	-	222,325	(13,649)	208,676	3.50%	2.68%
Hybrid ARMS	173,718	(1,450)	-	172,268	(1,680)	170,588	2.41%	2.75%

Total Agency RMBS	386,673	11,055	-	397,728	(15,427)	382,301	3.00%	2.70%
Non-Agency RMBS(3)	244,255	(51,682)	(45,984)	146,589	10,718	157,307	0.41%	8.36%
Total/Weighted Average (Non-GAAP)	$630,928	$(40,627)	$(45,984)	$544,317	$(4,709)	$539,608	2.00%	4.23%

(1)Weighted average coupon is presented net of servicing and other fees.
(2)Average yield incorporates future prepayment assumptions.
(3)Non-Agency RMBS is presented on a non-GAAP combined basis (which reflects the inclusion of the Non-Agency RMBS underlying our Linked Transactions combined with our GAAP-reported RMBS).

Portfolio Financing and Hedging

At December 31, 2013, the Company financed its investment portfolio with borrowings under master repurchase agreements of $412.2 million, on a GAAP basis, and $473.4 million on a non-GAAP basis (including the repurchase agreement financing associated with the Non-Agency RMBS underlying Linked Transactions). Our weighted average borrowing cost was 0.57%, on a GAAP basis, and 0.75% on a non-GAAP basis as of December 31, 2013. As of December 31, 2013, we borrowed 3.6 times our stockholders' equity on a GAAP basis, and 4.2 times on a non-GAAP basis representing, a reduction from 4.1 times and 4.6 times, respectively, as of September 30, 2013.

The Company is also a party to approximately $338 million notional amount of pay-fixed receive-LIBOR swaps that have variable maturities of up to ten years, certain of which have forward start dates. The Company is also party to one interest rate swaption. The following table summarizes our hedging activity as of December 31, 2013:

Current Maturity Date for Interest Rate Swaps	Notional Amount	Fair Value	Fixed Rate Pay		Receive Rate		Maturity Years
3 years or less	35,000,000	(166,619)	0.66%		0.20%		2.1
Greater than 3 years and less than 5 years	151,000,000	(764,807)	1.66%		0.24%		4.6
Greater than 7 years and less than 10 years*	95,000,000	(300,242)	2.85*	%	0.00*	%	7.6
Greater than 10 years*	57,000,000	237,990	3.29*	%	0.00*	%	10.7
Total	338,000,000	(993,678)	1.47*	%	0.24*	%	6.2

*Forward-starting swaps. Fixed rate pay and floating rate receive rates are excluded from the calculation of totals.

	Option			Underlying Swap
Current Option Expiration Date for Interest Rate Swaptions	Cost	Fair Value	Weighted Average Years to Expiration	Notional Amount	Pay Rate	Weighted Average Term (Years)
2 years or less	420,000	1,770,795	1.3	25,000,000	3.00%	10.0

Dividends

The Company declared a dividend of $0.125 per share of common stock for the months of January, February and March 2014. Based on the closing price of $10.42 as at December 31, 2013, this equates to an annualized dividend yield of 14.40%.

Five Oaks Investment Corp.

Five Oaks Investment Corp. is a real estate investment trust ("REIT") focused on investing in, financing and managing a portfolio of residential mortgage-backed securities ("RMBS"), residential mortgage loans and other mortgage related investments.

As a "hybrid" REIT, Five Oaks Investment Corp. invests in both Agency and Non-Agency RMBS and related investments. The Company's objective is to deliver attractive risk-adjusted returns to its investors, primarily through dividends and secondarily through capital appreciation, via an investment approach centered on taking advantage of relative value opportunities available across the whole residential mortgage market.

Five Oaks Investment Corp. is externally managed and advised by Oak Circle Capital Partners LLC.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the U.S. securities laws that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. Forward-looking statements are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission's website at www.sec.gov

All subsequent written and oral forward-looking statements that the Company makes, or that are attributable to the Company, are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

For financial statement reporting purposes, GAAP requires us to account for certain of our Non-Agency RMBS and the associated repurchase agreement financing as Linked Transactions. However, in managing and evaluating the composition and performance of our RMBS portfolio, we do not view the purchase of our Non-Agency RMBS and the associated repurchase agreement financing as transactions that are linked. We therefore have also presented certain information that includes the Non-Agency RMBS underlying our Linked Transactions. This information constitutes non-GAAP financial measures within the meaning of Regulation G, as promulgated by the SEC. We believe that this non-GAAP information enhances the ability of investors to analyze our RMBS portfolio and the performance of our Non-Agency RMBS in the same way that we assess our RMBS portfolio and such assets. While we believe the non-GAAP information included in this press release provides supplemental information to assist investors in analyzing that portion of our portfolio composed of Non-Agency RMBS, these measures are not in accordance with GAAP, and they should not be considered a substitute for, or superior to, our financial information calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/ or the Company website www.fiveoaksinvestment.com or by directing requests to: Five Oaks Investment Corp., 540 Madison Avenue, 19th Floor, New York, NY 10022, Attention: Investor Relations.

FIVE OAKS INVESTMENT CORP. AND SUBSIDIARY
Consolidated Statements of Operations

		Period from
		May 16, 2012
		(commencement of
	Year Ended	operations) to
	December 31, 2013	December 31, 2012
	(unaudited)
Revenues:
Interest income	$18,916,975	$1,683,588
Interest expense	(4,736,967)	(267,080)

Net interest income	14,180,008	1,416,508

Other income:
Realized loss on sale of investments, net	(31,581,087)	(98,382)
Unrealized gain and net interest income from Linked Transactions	5,838,309	4,822,727
Realized gain (loss) on derivative contracts, net	18,812,854	(75,551)
Unrealized gain (loss) on derivative contracts, net	878,100	(298,359)

Total other income (loss)	(6,051,824)	4,350,435

Expenses:
Management fee	1,287,077	244,882
General and administrative expenses	992,115	113,606
Operating expenses reimbursable to Manager	2,103,223	563,806
Other operating expenses	288,416	25,343
Compensation expense	230,923	-

Total expenses	4,901,754	947,637

Net income	3,226,430	(3,421)

Dividends to preferred stockholders	(44,827)	-

Net income attributable to common stockholders	$3,181,603	$(3,421)

Earnings per share:
Net income attributable to common stockholders (basic and diluted)	$3,181,603	$(3,421)
Weighted average number of shares of common stock outstanding	6,132,702	1,656,250
Basic and diluted income per share	$0.52	$2.91
Dividends declared per share of common stock	$1.64	$0.70

FIVE OAKS INVESTMENT CORP. AND SUBSIDIARY	For the Quarters
Consolidated Statements of Operations	Ended December 31,
	2013	2012
	(unaudited)	(unaudited)

Revenues:
Interest income	3,983,137	795,268
Interest expense	(615,904)	(49,774)

Net interest income	3,367,233	745,494

Other income:
Realized loss on sale of investments, net	(222,322)	(77,019)
Unrealized gain and net interest income from Linked Transactions	5,726,404	1,092,118
Realized loss on swap and swaption agreements	(654,021)	(54,218)
Unrealized gain on interest rate swap and swaption agreements	4,052,151	601

Total other income	8,902,212	961,481

Expenses:
Management fee	345,911	98,164
General and administrative expenses	462,680	69,189
Operating expenses reimbursable to Manager	561,124	155,809
Other operating expenses	85,494	6,410
Compensation expense	71,730	-

Total expenses	1,526,938	329,572

Net income	10,742,507	1,377,403
Less: Preferred Stock Dividends	42,501	-
Net income attributable to common stock	10,700,006	1,377,403

Earnings per Share
Net income attributable to common stockholders (basic and diluted)	10,700,006	1,377,403
Weighted average number of shares of common stock outstanding	7,389,250	1,656,250
Basic and diluted income per share	$ 1.45	$ 0.83
Dividends Declared per share of Common Stock	$ 0.38	$ 0.70

FIVE OAKS INVESTMENT CORP. AND SUBSIDIARY
Consolidated Balance Sheets

	December 31, 2013	December 31, 2012
	(unaudited)
ASSETS
Available-for-sale securities, at fair value (includes pledged securities of $444,984,955 and $66,337,080 for
December 31, 2013 and December 31, 2012, respectively)	$444,984,955	$81,027,998
Linked transactions, net, at fair value	33,352,562	8,612,753
Cash and cash equivalents	33,062,931	3,608,759
Restricted cash	13,343,173	1,933,390
Deferred offering costs	-	1,664,796
Accrued interest receivable	1,045,191	189,364
Investment related receivable	506,892	-
Derivative assets, at fair value	1,839,154	12,062
Other assets	66,547	-

Total assets	$528,201,405	$97,049,122

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Repurchase agreements	$412,172,000	$63,423,000
Derivative liabilities, at fair value	839,413	283,754
Accrued interest payable	274,615	65,820
Dividends payable	42,501	220,833
Fees and expenses payable to Manager	330,000	32,721
Other accounts payable and accrued expenses	617,514	754,274

Total liabilities	414,276,043	64,780,402

STOCKHOLDERS' EQUITY:
Preferred Stock: par value $0.01 per share; 50,000,000 shares authorized, 8.75% Series A cumulative redeemable, $25 liquidation preference, 800,000 and no shares issued and outstanding at December 31,
2013 and December 31, 2012, respectively	18,060,898	-
Common Stock: par value $0.01 per share; 450,000,000 shares authorized, 7,389,250 and 1,656,250
shares issued and outstanding, at December 31, 2013 and December 31, 2012, respectively	73,563	16,563
Additional paid-in capital	110,129,489	26,160,526
Accumulated other comprehensive income (loss)	(11,094,954)	2,433,997
Cumulative distributions to stockholders	(11,289,370)	(1,161,672)
Accumulated earnings	8,045,736	4,819,306

Total stockholders' equity	113,925,362	32,268,720

Total liabilities and stockholders' equity	$528,201,405	$97,049,122

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CONTACT: David Oston, Chief Financial Officer, Five Oaks Investment Corp., (212) 257 5073